UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2008

JAGGED PEAK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-31715	91-2007478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 250, Tampa, FL 33607

(Address of principal executive offices – zip code)

(813) 637-6900

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications

ITEM 4.01	Changes in Registrant’s Certifying Accountant.

On December 1, 2008, the Board of Directors engaged Gregory, Sharer & Stuart, P.A., an independent public accounting firm registered with the Public Company Accounting Oversight Board, as our principal auditor. Accordingly, we dismissed Pender Newkirk and Company LLP, as our independent registered public accounting firm on December 1, 2008.

During our most two recent fiscal years, and the subsequent interim period through December 1, 2008 (date of dismissal), there were no disagreements with Pender Newkirk on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Pender Newkirk would have caused Pender Newkirk to make a reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for any such periods. The reports of Pender Newkirk and Company regarding our financial statements for the fiscal years ended December 28, 2007 and December 29, 2006 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principals. Pender Newkirk has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements, which letter is attached hereto as Exhibit 16.

During the two most recent fiscal years and the subsequent interim period through December 1, 2008 (date of dismissal), there have been no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

During our most two recent fiscal years and the subsequent interim period through December 1, 2008 (date of dismissal of Pender Newkirk), we did not consult Gregory, Sharer & Stuart, P.A on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

16	Letter from Pender Newkirk and Company LLP.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGGED PEAK, INC.

By:	/s/ Andrew J. Norstrud
Name:	Andrew J. Norstrud
Title:	Chief Financial Officer

Date: December 4, 2008